UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2010, our operating partnership, Digital Realty Trust, L.P., issued $375.0 million aggregate principal amount of its 4.50% Notes due 2015 to Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers. The terms of the notes are governed by an indenture, dated as of July 8, 2010, by and among our operating partnership, as issuer, us, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. The indenture contains various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. A copy of the indenture, including the form of the notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act. Our operating partnership offered and sold the notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers within the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On July 8, 2010, in connection with the issuance and sale of the notes, we and our operating partnership also entered into a registration rights agreement with the representatives of the initial purchasers. A copy of the registration rights agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.

Pursuant to the registration rights agreement, we and our operating partnership have agreed to:

•

file a registration statement with the United States Securities and Exchange Commission within 90 days after the issue date of the notes registering exchange notes with nearly identical terms to the notes;

•	use reasonable efforts to cause the registration statement to become effective within 180 days after the issue date of the notes;

•	use reasonable efforts to consummate the exchange offer within 45 business days after the registration statement is declared effective; and

•	in some circumstances, file a “shelf registration statement” that would allow some or all of the notes to be offered to the public.

If we and our operating partnership do not fulfill certain of our respective obligations under the registration rights agreement with respect to the notes, we will be required to pay liquidated damages to the holders of the notes.

We intend to utilize the net proceeds from the issuance and sale of the notes to fund a portion of the $725.0 million purchase price for the acquisition of the Rockwood Capital/365 Main Portfolio, or to acquire additional properties, to fund development and redevelopment opportunities and for general working capital purposes, including potentially for the repurchase, redemption or retirement of outstanding debt or preferred securities. Affiliates of Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and RBS Securities Inc. are lenders, and an affiliate of Citigroup Global Markets Inc. is the administrative agent, under our revolving credit facility. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Banc of America Securities LLC, and Morgan Stanley & Co. Incorporated are also sales agents under our equity distribution agreements, pursuant to which we can issue and sell shares of our common stock having an aggregate offering price of up to $400.0 million from time to time through them. From January 1, 2010 to June 25, 2010, we generated net proceeds of approximately $67.5 million from the issuance of approximately 1.3 million common shares under these equity distribution agreements with each of our sales agents after payment of approximately $1.0 million of commissions to the sales agents. In addition, as of March 31, 2010, affiliates of Morgan Stanley & Co. Incorporated leased an aggregate of approximately 121,494 square feet of space in three of our locations for a total annualized contractual rent of approximately $17.2 million. We have also entered into an agreement to provide management, consulting and other services to an affiliate of Morgan Stanley & Co. Incorporated in connection with a datacenter construction project pursuant to which we will be paid a management fee. Also as of March 31, 2010, affiliates of J.P. Morgan Securities Inc. leased an aggregate of approximately 149,935 square feet of space in three of our locations for a total annualized contractual rent of approximately $14.6 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 8, 2010, our operating partnership issued $375.0 million aggregate principal amount of notes. The purchase price paid by the initial purchasers was 99.697% of the principal amount thereof. The notes are general unsecured senior obligations of our operating partnership and rank equally in right of payment with all other senior unsecured indebtedness of our operating partnership. The notes bear interest at 4.50% per annum. Interest is payable on January 15 and July 15 of each year beginning January 15, 2011 until the maturity date of July 15, 2015. Our operating partnership’s obligations under the notes are fully and unconditionally guaranteed by us.

The notes will be redeemable in whole at any time or in part from time to time, at our operating partnership’s option, at a redemption price equal to the sum of:

•	an amount equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the indenture.

Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will not include a make-whole premium.

Certain events are considered events of default, which may result in the accelerated maturity of the notes, including:

•	a default for 30 days in payment of any installment of interest under the notes;

•	a default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

•

each of our operating partnership’s and our failure to comply with any of our respective agreements contained in the notes or the indenture upon receipt by our operating partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and our operating partnership’s or our, as applicable, failure to cure (or obtain a waiver of) such default within 60 days after our operating partnership receives such notice;

•

failure to pay any indebtedness for money borrowed by our operating partnership, us, any subsidiary in which our operating partnership has invested at least $50 million in capital, which we refer to as a Significant Subsidiary, or any entity in which our operating partnership is the general partner in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to our operating partnership from the trustee (or to our operating partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes); and

•

certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of our operating partnership, us or any Significant Subsidiary or any substantial part of our or their respective property.

Item 8.01	Other Events.

On June 30, 2010, we announced that our operating partnership commenced a private placement to qualified institutional buyers of the notes. The press release announcing the commencement of the private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On June 30, 2010, we announced that our operating partnership priced the private placement of the notes. The press release announcing the pricing of the private placement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of July 8, 2010, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including the form of 4.50% Notes due 2015.

4.2	Registration Rights Agreement, dated July 8, 2010, among Digital Realty Trust, L.P., Digital Realty Trust, Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated June 30, 2010 regarding the commencement of a private placement of notes due 2015.

99.2	Press Release dated June 30, 2010 regarding the pricing of a private placement of notes due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/S/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: July 12, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of July 8, 2010, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Deutsche Bank Trust Company Americas, as trustee, including the form of 4.50% Notes due 2015.

4.2	Registration Rights Agreement, dated July 8, 2010, among Digital Realty Trust, L.P., Digital Realty Trust, Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated June 30, 2010 regarding the commencement of a private placement of notes due 2015.

99.2	Press Release dated June 30, 2010 regarding the pricing of a private placement of notes due 2015.